Exhibit 10.6

ACP HOLDINGS ACQUISITION CORP.

3131 Eastside Street

Houston, Texas 77098

April 6, 2026

Union Street Sponsor, LLC

3131 Eastside Street

Houston, Texas 77098

Re: Services Agreement

Ladies and Gentlemen:

This services agreement (this “Agreement”) is being entered into by and among ACP Holdings Acquisition Corp. (the “Company”) and Union Street Sponsor, LLC (the “Sponsor”) to confirm our agreement that:

1. Commencing on the date (the “Listing Date”) the securities of the Company are first listed on The Nasdaq Global Market (“Nasdaq”) in connection with the Company’s initial public offering of securities (the “Offering”) and continuing until the earlier of the consummation by the Company of an initial business combination (“Business Combination”) or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission relating to the Offering) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall make available, or cause to be made available, to the Company, office space, utilities and secretarial and administrative services provided to members of the Company’s management team. In exchange therefor, the Company shall reimburse the Sponsor, or an affiliate of the Sponsor, $25,000 per month, which we may elect to accrue monthly, in full or in part, and pay upon the consummation of the Business Combination. Upon completion of the Business Combination or until the Termination Date, the Company will cease accruing the $25,000 per month fee.

2. The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agree not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours,

ACP HOLDINGS ACQUISITION CORP.

By:	/s/ Andrew Mallozzi
Name:	Andrew Mallozzi
Title:	Chief Executive Officer

AGREED AND ACCEPTED BY:

UNION STREET SPONSOR, LLC

By:	/s/ Andrew Mallozzi
Name:	Andrew Mallozzi
Title:	Authorized Representative

[Signature Page to Services Agreement]